VIZACOM INC.

                           2000 EQUITY INCENTIVE PLAN


ARTICLE 1.  GENERAL PURPOSE OF PLAN; DEFINITIONS.

1.1. Purpose. The purposes of this 2000 Equity Incentive Plan are (a) to enable Vizacom Inc. and its subsidiaries and affiliates to attract and retain highly qualified personnel who will contribute to the success of Vizacom Inc. and (b) to provide incentives to participants in this 2000 Equity Incentive Plan that are linked directly to increases in stockholder value which will therefore inure to the benefit of all stockholders of Vizacom Inc.

1.2. Definitions. For purposes of this Equity Incentive Plan, except as otherwise defined, capitalized terms shall have the meanings assigned to them in this Section 1.2.

              "Administrator" means the Board or, if and to the extent the Board elects to delegate the administration of the Plan or does not administer the Plan, the Committee.

              "Affiliate" means any entity or person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another entity, where "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

              "Award" means any award under the Plan.

              "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

              "Board" means the Board of Directors of the Company.

              "Cause" means the commission of any act of a material theft, embezzlement or fraud involving the Company or any Parent, Subsidiary or Affiliate of the Company, or a breach of fiduciary duty to the Company or any Parent, Subsidiary or Affiliate of the Company.

              "Change of Control" shall have the meaning assigned to such term in Section 16.2.

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              "Code" means the Internal  Revenue Code of 1986,  as amended from time to time, or any successor thereto.

              "Committee" means compensation or other any committee the Board may appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

              "Common Stock" means the common stock, par value $0.001 per share, of the Company.

              "Company" means Vizacom Inc., a Delaware corporation, or any successor corporation.

              "Disability" means the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Parent, Subsidiary or Affiliate by reason of a physical or mental disability or infirmity for a continuous period of six months, as determined by the Administrator. The date of such Disability shall be the last day of such six-month period or the date on which the Participant submits such
              medical  evidence,   satisfactory  to  the Administrator, that the
              Participant has a physical or mental disability or infirmity that will likely prevent the Participant from performing the Participant's work duties for a continuous period of six months or longer, as the case may be.

              "Eligible Recipient" means an officer, director, employee, consultant or advisor of the Company or of any Parent, Subsidiary or Affiliate. For purposes of the Plan, the term "employee" shall include all those individuals whose service with or for the Company and/or any Parent, Subsidiary or Affiliate of the Company, is within the definition of "employee" in the Rule as to the Use of Form S-8 contained in the General Instructions for the registration statement on Form S-8 promulgated by the Securities and Exchange Commission.

              "Employee Director" means any director of the Company who is also an employee of the Company or of any Parent, Subsidiary or Affiliate.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

              "Exercise Price" means the per share price at which a holder of an Award may purchase the Shares issuable upon exercise of such Award.

              "Fair Market Value" as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator; provided, however,

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              that Fair Market Value shall mean (i) if the Common  Stock is listed or admitted to trade on a national securities exchange, the closing price of the Common Stock on the Composite Tape, as published in The Wall Street Journal, of the principal national securities exchange on which the Common Stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange but is listed and quoted on The Nasdaq Stock Market ("Nasdaq"), the last sale price for the Common Stock on such date as reported by Nasdaq, or, if there is no reported trading of the Common Stock on such date, then the last sale price for the Common Stock on the next preceding date on which there was trading in the Common Stock;
              (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange and is not listed and quoted on Nasdaq, the mean between the closing bid and asked price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD"); (iv) if the Common Stock is not listed or admitted to trade on a national securities exchange, not listed and quoted on Nasdaq and closing bid and asked prices are not furnished by the NASD, the mean between the closing bid and asked price for the Common Stock on such date, as furnished by the National Quotation Bureau ("NQB") or similar organization; (v) if the stock is not listed or admitted to trade on a national securities exchange, not listed and quoted on Nasdaq and if bid and asked prices for the Common Stock are not furnished by the NASD, NQB or a similar organization, the value established in good faith by the Administrator; and (vi) in the case of a Limited Stock Appreciation Right, the Fair Market Value of a share of Common Stock shall be the "Change in Control Price" (as defined in
              the  Award   Agreement   evidencing  such  Limited  Stock
              Appreciation Right) of a share of Common Stock as of the date of exercise.

              "Family Member" means, with respect to any Participant, any of the following:
                  (a) such Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling,
                  niece,  nephew, mother-in-law,  father-in-law,   son-in-law,
                  daughter-in-law, brother-in-law, sister-in-law, including any such person with such relationship to the Participant by adoption;
                  (b) any person (other than a tenant or employee) sharing such Participant's household;
                  (c) a trust in which the persons identified in clauses (a) and (b) above have more than fifty percent of the beneficial interest;
                  (d)  a foundation in which the persons identified in clauses
                  (a) and (b) above or the Participant control the management of assets; or
                  (e) any other entity in which the persons identified in clauses (a) and (b) above or the Participant own more than fifty percent of the voting interest.

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              "Incentive  Stock  Option"  means any Option  intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

              "Incumbent Board" means (i) the members of the Board of the Company on June 12, 2000, to the extent that they continue to serve as members of the Board, and (ii) any individual who becomes a member of the Board after June 12, 2000, if such individual's election or nomination for election as a director was approved by a vote of at least three-quarters of the then Incumbent Board.

              "Limited   Stock   Appreciation   Right"   means   a   Stock
              Appreciation Right that can be exercised only in the event of a "Change in Control" (as defined in the Award Agreement evidencing such Limited Stock Appreciation Right).

              "Non-Employee Director" means a director of the Company who is not an employee of the Company or of any Parent, Subsidiary or Affiliate.

              "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option, including, but not limited to, any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

              "Option" means an option to purchase Shares granted pursuant to Article 5 or 11.

              "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

              "Participant" means (i) any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority to receive grants of Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, awards of Restricted Stock, Performance Shares, other types of awards, or any combination of the foregoing, or (ii) any Non-Employee Director who is eligible to receive grants of Options pursuant to Article 11.

              "Performance Grant" shall have the meaning assigned to the term in Article 8.

              "Performance Shares" means Shares that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Article 8.

              "Permitted Transfer" means, as authorized by the Plan and the Administrator, with respect to an interest in a Non-Qualified Stock Option, any transfer effected by the Participant during the Participant's lifetime of an interest in such Non-Qualified Stock Option but only such transfers which are by gift or pursuant to domestic relations orders. A permitted transfer does not include any transfer for value and neither transfers under a domestic relations order in settlement of

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              marital  property  rights or to an entity in which  more  than
              50% of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity are deemed transfers for value.

              "Plan" means this 2000 Equity Incentive Plan.

              "Related Employment" means the employment or performance of services by an individual for an employer that is neither the
              Company, any  Parent,   Subsidiary  nor  Affiliate, provided
              that (i) such employment or performance of services is undertaken by the individual at the request of the Company or any Parent, Subsidiary or Affiliate, (ii) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing services for the Company or any Parent, Subsidiary or Affiliate or was engaged in Related Employment, and (iii) such employment or performance of services is in the best interests of the Company and is recognized by the Administrator, as Related Employment. The death or Disability of an individual during a period of Related Employment shall be treated, for purposes of this Plan, as if the death or onset of Disability had occurred while the individual was employed by or performing services for the Company or a Parent, Subsidiary or Affiliate.

              "Restricted   Stock"   means   Shares   subject  to  certain
              restrictions granted pursuant to Article 7.

              "Restricted Period" means the period of time Restricted Stock remains subject to restrictions imposed on the Award of such Restricted Stock.

              "Securities Act" means the Securities Act of 1933, as amended from time to time.

              "Shares" means shares of Common Stock reserved for issuance under or issued pursuant to the Plan, as adjusted pursuant to
              Article 4, and any successor security.

              "Stock Appreciation Right" means the right pursuant to an Award granted under Article 6 to receive an amount equal to the excess, if any, of (i) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (ii) the aggregate exercise price of such right or such portion thereof as established by the Administrator at the time of the grant of such Award
              (or such other exercise price thereafter established by the Administrator with the consent of the Participant granted such Award where required by the Plan).

              "Stock Bonus" means an Award granted pursuant to Article 9.

              "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50%

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              or more of the total combined voting power of all classes of stock in one of the other  corporations in the chain.

              "Ten Percent Stockholder" shall have the meaning assigned to it in Section 5.4.

              "Termination" or "Terminated" means, for purposes of the Plan with respect to a Participant, that such Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave,
              (ii) military leave, or (iii) any other leave of absence approved by the Administrator, provided, that such leave is for a period of not more than 90 days, unless reemployment or reinstatement upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees and other participants in writing. In the case of any Participant on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of any Award previously granted to such Participant while such Participant is on leave from the Company or any Parent, Subsidiary or Affiliate of the Company as the Administrator may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Award Agreement with respect to such Option. The Administrator will have sole discretion to determine whether a Participant has ceased to provide services and the applicable Termination Date.

              "Termination Date" means the effective date of Termination, as determined by the Administrator.


ARTICLE 2.  ADMINISTRATION.

2.1.     Administration in Accordance with the Code and Exchange Act. The
         Plan shall be administered in accordance  with the  requirements  of
         Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under
         Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act ("Rule 16b-3"), by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board.

2.2. Administrator's Powers. Except for automatic grants to Non-Employee Directors pursuant to Article 11, and subject to the general purposes, terms and conditions of this Plan, the Administrator will have full power to implement and carry out this Plan. Except for automatic grants to Non-Employee Directors pursuant to Article 11, the Administrator will have the authority to:

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                (a)  construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
                (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
                (c)  select persons to receive Awards;
                (d)  determine the form and terms of Awards;
                (e) determine the number of Shares or other consideration subject to Awards;
                (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;
                (g)  grant waivers of Plan or Award conditions;
                (h) determine the vesting, exercisability and payment of Awards;
                (i) correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Award or any Award Agreement;
                (j) to make any adjustments necessary or desirable as a result of the granting of an Award to an Eligible Participant located outside the United States;
                (k)  determine whether an Award has been earned; and
                (l) make all other determinations necessary or advisable for the administration of the Plan.

2.3. Administrator's Discretion Final. Except for automatic grants to Non-Employee Directors pursuant to Article 11, any determination made by the Administrator with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under the Plan.

2.4. Administrator's Method of Acting; Liability. The Administrator may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Eligible Participants. No member of the Administrator and no officer of the Company shall be liable for anything done or omitted to be done by such member or officer, by any other member of the Administrator or by any officer of the Company in connection with the performance of duties under the Plan, except for such member's or officer's own willful misconduct or as expressly provided by law.


ARTICLE 3.  PARTICIPATION.

3.1. Affiliates. If a Parent, Subsidiary or Affiliate of the Company wishes to participate in the Plan and its participation shall have been approved by the Board, the board of directors or other governing body of the Parent, Subsidiary or Affiliate, as the case may be, shall adopt
        a resolution in form  and  substance   satisfactory   to  the
        Administrator authorizing

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        participation by the Parent, Subsidiary or Affiliate in the Plan. A
        Parent, Subsidiary or Affiliate participating in the Plan may cease to be a participating company at any time by action of the Board or by action of the board of directors or other governing body of such Parent, Subsidiary or Affiliate, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Parent, Subsidiary or Affiliate's board of directors or other governing body taking such action. If the participation in the Plan of a Parent, Subsidiary or Affiliate shall terminate, such termination shall not relieve the Parent, Subsidiary or Affiliate of any obligations theretofore incurred by the Parent, Subsidiary or Affiliate, except as may be approved by the Administrator.

3.2. Participants. Incentive Stock Options may be granted only to employees (including officers and directors who are also employees) of the Company, or any Parent, Subsidiary or Affiliate of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided, that such consultants, contractors and advisors render bona fide services to the Company or such Parent, Subsidiary or Affiliate of the Company not in connection with the offer and sale of securities
        in  a   capital-raising   transaction.   An  Eligible Participant may be
        granted more than one Award under the Plan.


ARTICLE 4.  AWARDS UNDER THE PLAN.

4.1. Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof:
            (a)  Options;
            (b)  Stock Appreciation Rights;
            (c)  Restricted Stock;
            (d)  Performance Grants;
            (e)  Stock Bonuses; and
            (f) any other type of Award deemed by the Committee to be consistent with the purposes of the Plan (including but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States).

4.2. Number of Shares Available Under the Plan. Subject to Sections 4.3 and 4.5, the total number of Shares reserved and available for grant and issuance pursuant to the Plan will be 5,000,000, plus Shares that are subject to:
            (a) issuance upon exercise of an Option previously granted but cease to be subject to such Option for any reason other than exercise of such Option;
            (b) an Award previously granted but forfeited or repurchased by the Company at the original issue price; and

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            (c)  an Award previously granted that otherwise terminates without
            Shares being issued.
     Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     The number of Shares which are transferred to the Company by a Participant to pay the exercise or purchase price of an award will be subtracted from the number of Shares issued with respect to such Award for the purpose of counting Shares used under the Plan. Shares withheld to pay withholding taxes in connection with the exercise or repayment of an Award will not be counted as used under the Plan. In addition, shares covered by an award granted under the Plan which is settled in cash will not be counted as used under the Plan.

4.3. Annual Increases in the Number of Shares Available Under the Plan. Notwithstanding the terms of Section 4.2, on each January 1, commencing with January 1, 2001, the aggregate number of Shares reserved and available for grant and issuance pursuant to the Plan will be increased automatically by a number of Shares equal to 5% of the total outstanding shares of the Company as of the immediately preceding December 31st, provided that no more than 4,000,000 shares shall be issued upon exercise of Incentive Stock Options.

4.4. Reservation of Shares. At all times, the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under the Plan and all other outstanding but unexercised Awards granted under the Plan.

4.5. Adjustment in Number of Shares Available Under the Plan. In the event that the number of outstanding shares of Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the number of Shares that may be granted pursuant to the Plan, (c) the Exercise Prices of and number of Shares subject to outstanding Options and other awards, and (d) the exercise prices of and number of Shares subject to other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that, upon occurrence of such an event, fractions of a Share will not be issued upon exercise of an Award but will, upon such exercise, either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share on the effective date of such an event or will be rounded up to the nearest whole Share, as determined by the Administrator.

4.6.    Rights with Respect to Common Shares and Other Securities.

            (a) Unless otherwise determined by the Administrator, a Participant to whom an Award of Restricted Stock has been made (and any person succeeding to such Participant's rights with respect to such Award pursuant to the Plan) shall have,

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            after  issuance of a certificate  or copy  thereof  for the number of Shares so awarded and prior to the expiration of the Restricted Period or the earlier repurchase of such Shares as provided in the Plan or Award Agreement with respect to such Award of Restricted Stock, ownership of such Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Shares (provided that such Shares, and any new, additional or different shares, or other securities or property of the Company, or other forms of consideration which the participant may be entitled to receive with respect to such Shares as a result of a stock split, stock dividend or any other change in the corporate or capital structure of the Company, shall be subject to the restrictions of the Plan as determined by the Administrator), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, unless otherwise determined by
            the  Administrator,   a Participant  with whom an Award  Agreement
            is made to issue Shares in the future shall have no rights as a stockholder with respect to Shares related to such Award Agreement until a stock certificate evidencing such Shares is issued to such Participant.

            (b) Unless otherwise determined by the Administrator, a Participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such Participant's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date a stock certificate evidencing such Shares or other instrument of ownership, if any, is issued to such Participant. Except as provided in Section 4.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.


ARTICLE 5.  STOCK OPTIONS.

5.1. Grant; Determination of Type of Option. The Administrator may grant one or more Options to an Eligible Participant and will determine (a) whether each such Option will be an Incentive Stock Option or a Non-Qualified Stock Option, (b) the number of Shares subject to each such Option, (c) the Exercise Price of each such Option, (d) the period during which each such Option may be exercised, and (e) all other terms and conditions of each such Option, subject to the terms and conditions of this Article 5. The Administrator may grant an Option either alone or in conjunction with Stock Appreciation Rights, Performance Grants or other Awards, either at the time of grant or by amendment thereafter.

5.2. Form of Option Award Agreement. Each Option granted under the Plan will be evidenced by an Award Agreement which will expressly identify the Option as an Incentive Stock Option or a Non-Qualified Stock Option, and, except as otherwise required by the terms of Article 11 hereof, will be in such form and contain such provisions (which need not be the same for each Participant or Option) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of the Plan.

5.3. Date of Grant. The date of grant of an Option will be the date on which the Administrator makes the determination to grant such Option, unless otherwise specified by the Administrator.

5.4. Exercise Period. Each Option shall be exercisable within the times or upon the occurrence of one or more events determined by the Administrator and set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided, further, however, that no Incentive Stock Option granted to a person who directly or by attribution owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent, Subsidiary or Affiliate of the Company (each, a "Ten Percent Stockholder") will be exercisable after the expiration of five years from the date such Incentive Stock Option is granted. The Administrator also may provide for an Option to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Administrator determines. Unless otherwise determined by the Administrator, but excluding Options granted pursuant to Article 11, an Option shall be exercisable as follows:
            (a) up to 25% of the number of Shares subject to such Option commencing on the first anniversary of the date of grant of such Option;
            (b) up to an additional 25% of the number of Shares subject to such Option commencing on the second anniversary of the date of grant of such Option;
            (c) up to an additional 25% of the number of Shares subject to such Option commencing on the third anniversary of the date of grant of such Option; and
            (d) up to an additional 25% of the number of Shares subject to such Option commencing on the fourth anniversary of the date of grant of such Option.

5.5. Exercise Price. The Exercise Price of an Option will be determined by the Administrator when the Option is granted and may be not less than 85% of the per share Fair Market Value of the Shares subject to such Option on the date of grant of such Option; provided, however, that: (a) the Exercise Price of an Incentive Stock Option will be not less than 100% of the per share Fair Market Value of such Shares on the date of such grant and (b) the Exercise Price of any Incentive Stock Option granted to a Ten Percent Stockholder will not be less than 110% of the per share Fair Market Value of such Shares on the date of such grant. Payment for the Shares purchased shall be made in accordance with
        Article 10 of the Plan.

5.6. Method of Exercise. An Option may be exercised only by delivery to the Company of an irrevocable written exercise notice (a) identifying the Option being exercised, (b) stating the number of Shares being purchased, (c) providing any other matters required by the Award Agreement with respect to such Option, and (d) containing such
        representations  and agreements  regarding   Participant's   investment
        intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Such exercise notice shall be accompanied by payment in full of the Exercise Price for the number of Shares being purchased in accordance with Article 10 and the executed Award Agreement with respect to such Option.

5.7. Termination. Notwithstanding anything contained in Section 5.4 or in an Award Agreement, exercise of Options shall always be subject to the following:

            (a)  If the  Participant  is Terminated for any reason except death or Disability, then the Participant may exercise each of such Participant's Options (i) only to the extent that such Options would have been exercisable on the Termination Date and (ii) no later than three months after the Termination Date (or such longer time period not exceeding five years as may be determined by the Administrator, with any exercise beyond three months after the Termination Date deemed to be an exercise of an Non-Qualified Stock Option), but in any event, no later than the original expiration date of such Option;
            (b)  If   the   Participant   is   Terminated   because   of
            Participant's death or Disability (or the Participant dies within three months after a Termination other than for Cause or because of Participant's Disability), then each of such Participant's Options (i) may be exercised only to the extent that such Option would have been exercisable by Participant on the Termination
            Date and (ii) must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve months after the Termination Date (or such longer time period not exceeding five years as may be determined by the Administrator, with any such exercise beyond (A) three months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability or (B) twelve months after the Termination Date when the Termination is because of Participant's death or Disability, deemed to be an exercise of a Non-Qualified Stock Option), but in any event no later than the original expiration date of such Option;
            (c)  Notwithstanding the provisions in paragraphs 5.7(a) and
            5.7(b), if a Participant is terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then  hold an  Option  shall  be  entitled  to  exercise  such
            Option whatsoever,   whether  or  not,  after  the   Termination
            Date, the Participant may receive payment from the Company or any Parent, Subsidiary or Affiliate of the Company for vacation pay, for services rendered prior to the Termination Date, for services rendered for the day on which Termination occurs, for salary in lieu of notice, for severance or for any other benefits; provided, however, in making such a determination, the Administrator shall give the Participant an opportunity to present to the Administrator evidence on

            Participant's behalf that the provisions of this paragraph 5.7(c) should not apply and, in the alternative, paragraph 5.7(a) or 5.7(b) shall apply; provided, further, however, that, for the purpose of this paragraph 5.7(c), Termination shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that such Participant is Terminated.

5.8. Limitations on Exercise. The Administrator may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided, that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which the Option is then exercisable.

5.9. Limitations on Incentive Stock Options. The aggregate Fair Market Value (as determined as of the date of grant) of Shares with respect to which an Incentive Stock Option are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company, and any Parent, Subsidiary and Affiliate of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which Incentive Stock Option(s) are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Option(s) for the first $100,000 worth of Shares to become exercisable in such calendar year will be deemed Incentive Stock Option(s) and the Option(s) that become exercisable in such calendar year for the number of Shares which have a Fair Market Value in excess of $100,000 will be deemed to be Non-Qualified Stock Option(s). In the event that the Code or the regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.10. Modification, Extension or Renewal. The Administrator may modify, extend or renew any outstanding Option and authorize the grant of one or more new Options in substitution therefor; provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) and other applicable provisions of the Code. The Administrator may reduce the Exercise Price of any outstanding Option of a Participant without the consent of the Participant affected by delivering a written notice to the Participant; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.5 for Options granted on the date the action is taken to reduce such Exercise Price.

5.11. No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to an Incentive Stock Option will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under
        Section 422 of the Code.

5.12. Prohibition Against Transfer. No Option may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or pursuant to a domestic relations order, and a Participant's Option shall be exercisable during such Participant's lifetime only by such Participant or such person receiving such Option pursuant to a domestic relations order.


ARTICLE 6.  STOCK APPRECIATION RIGHTS.

6.1     Grant of Stock Appreciation Rights.
            (a) The Administrator may grant Stock Appreciation Rights either alone, or in conjunction with the grant of an Option, Performance Grant or other Award, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Administrator shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Shares issuable upon exercise thereof, as the Administrator shall establish.
            (b) The Administrator shall determine the number of Shares to be subject to each Award of Stock Appreciation Rights. The number of Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Administrator, to the extent that Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Shares, or other securities or property of the Company, or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

6.2. Prohibition Against Transfer. No Award of Stock Appreciation Rights may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of the descent and distribution or pursuant to a domestic relations order, and Stock Appreciation Rights Awarded to a Participant shall be exercisable during such Participant's lifetime only by such Participant or such person receiving such Option pursuant to a domestic relations order. Unless the Administrator determines otherwise, the Award of Stock Appreciation Rights to a Participant shall not be exercisable for at least six months after the date of grant, unless such Participant is Terminated before the expiration of such six-month period by reason of such Participant's Disability or death.

6.3.    Exercise.  The Award of Stock Appreciation Rights shall not be exercisable:
            (a) in the case of any Award of Stock Appreciation Rights that are attached to an Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date such Incentive Stock Option is granted, and, in the case of any other Award of Stock Appreciation Rights, after the expiration of ten years from the date of such Award. Any Award of Stock Appreciation Rights may be exercised during such period only at such time or times and in such installments as the Administrator may establish;
            (b) unless the Option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and
            (c) unless the Participant exercising the Award of Stock Appreciation Rights has been, at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company or any Parent, Subsidiary or Affiliate of the Company, except that
                   (i) in the case of any Award of Stock Appreciation Rights (other than those attached to an Incentive Stock Option), if such Participant is Terminated solely by reason of a period of Related Employment, the Participant may, during such period of
               Related  Employment,  exercise  the Award of Stock Appreciation
               Rights  as  if  such   Participant  had  not  been Terminated;
                   (ii) if such  Participant  is  Terminated  by reason  of such
               Participant's Disability or early, normal or deferred retirement under an approved retirement program of the Company or any Parent, Subsidiary or Affiliate of the Company (or
               such other plan or arrangement as may be approved by the Administrator for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such Participant may, at any time within three years (or such other period determined by the Administrator) after the Termination Date (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any Shares as to which such Participant could have exercised the Award of Stock Appreciation Rights on the Termination Date, or with respect to such greater number of Shares as determined by the Administrator;
                   (iii) if such  Participant  is Terminated for reasons other than Related Employment, Disability, early, normal or deferred retirement or death while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised,
               such  person  may   exercise   the  Award  of  Stock Appreciation
               Rights at any time during the period, if any, which the Administrator approves (but in no event after the Award of Stock Appreciation Rights expires) following such Participant's Termination Date with respect to any Shares as to which such Participant could have exercised the Award of Stock Appreciation Rights on such Participant's Termination Date or as otherwise permitted by the Administrator; or

                   (iv) if any  Participant  to whom an Award of Stock
               Appreciation  Rights has been granted shall die holding an
               Award of Stock Appreciation Rights which has not expired and has
               not been fully exercised,  such   Participant's   executors,
               administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Administrator) after the date of death (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any Shares as to which the decedent Participant could have exercised the Award of Stock Appreciation Rights at the time of such death, or with respect to such greater number of Shares as may be determined by the Administrator.

6.4.    Exercise.
            (a) An Award of Stock Appreciation Rights shall entitle the Participant (or any person entitled to act under the provisions of clause (iv) of Paragraph 6.3(c) to either (i) exercise such Award and receive payment in accordance with such Award or
            (ii)  surrender unexercised   the  Option   (or  other   Award)
            to which the Stock Appreciation Rights is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange therefor, without payment to the Company, that number of Shares having an aggregate value equal to the excess of the Fair Market Value of one Share, at the time of such exercise, over the Exercise Price per share, times the number of Shares subject to the Award or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Administrator shall be entitled to elect to settle the obligation arising out of the exercise of Stock Appreciation Rights by the payment of cash or other securities or property of the Company, or other forms of payment, or any combination thereof, as determined by the Administrator, equal to the aggregate value of the Shares the Company would otherwise be obligated to deliver. Any such election by the Administrator shall be made as soon as practicable after the receipt by the Company of written notice of the exercise of such Stock Appreciation Rights. The value of a Share, other securities or property of the Company, or other forms of payment determined by the Administrator for this purpose shall be the Fair Market Value of a Share on the last business day next preceding the date of the election to exercise such Stock Appreciation Rights, unless the Administrator determines otherwise and is set forth in the Award Agreement with respect to such Stock Appreciation Rights.
            (b) An Award of Stock Appreciation Rights may provide that such Stock Appreciation Rights shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of such Stock Appreciation Rights or of the related Option (or other Award), or such other date as specified by the Administrator, if at such time such Stock Appreciation Rights has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in Paragraph 6.4(a).

6.5.    Fractional  Shares.  No fractional shares may be delivered under this
        Article 6, but, in lieu thereof, a cash or other adjustment shall be made as determined by the Administrator.


ARTICLE 7.  RESTRICTED STOCK.

7.1. Grant. An Award of Restricted Stock is an offer by the Company to sell to an Eligible Participant Shares that are subject to restrictions. The Administrator will determine to whom an offer will be made, the number of Shares the person may purchase, the Exercise Price to be paid, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the provisions of this Article 7.

7.2 Form of Restricted Stock Award. All purchases under an Award of Restricted Stock will be evidenced by an Award Agreement that will be in such form (which need not be the same for each Award of Restricted Stock or Participant) as the Administrator will from time to time pprove, and will comply with and be subject to the terms and conditions of the Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Award Agreement evidencing the offer to purchase the Restricted Stock and full payment for the Shares to the Company within 30 days from the date such Award Agreement is tendered to such Eligible Participant. If such Eligible Participant does not execute and deliver such Award Agreement along with full payment for the Shares to the Company within such 30 day period, then such offer will terminate, unless otherwise determined by the Administrator.

7.3. Purchase Price. The Exercise Price of Shares sold pursuant to an Award of Restricted Stock will be determined by the Administrator on the date such Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Exercise Price will be 100% of the per share Fair Market Value on the date such Award is granted of the Shares subject to the Award. Payment of the Exercise Price may be made in accordance with Article 10 of the Plan.

7.4. Terms of Restricted Stock Awards. Each Award of Restricted Stock shall be subject to such restrictions as the Administrator may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Award Agreement. Awards of Restricted Stock may vary from Participant to Participant and between groups of Participants. Prior to the grant of an Award of Restricted Stock, the Administrator shall:
            (a) determine the nature, length and starting date of any performance period for the Restricted Stock Award;
            (b) select from among the performance factors to be used to measure performance goals, if any; and
            (c) determine the number of Shares that may be awarded to the Participant.

        Prior to the payment of any Restricted Stock pursuant to an Award, the Administrator shall determine the extent to which such Restricted Stock Award has been earned. Performance periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different performance periods and having different performance goals and other criteria.

7.5. Termination During Performance Period. If a Participant is Terminated during a performance period with respect to any Award of Restricted Stock for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Award Agreement with respect to such Restricted Stock, unless the Administrator determines otherwise.


ARTICLE 8.  PERFORMANCE GRANTS.

8.1. Award. The Award of a Performance Grant ("Performance Grant") to a Participant will entitle such Participant to receive a specified amount (the "Performance Grant Actual Value") as determined by the Administrator; provided that the terms and conditions specified in the Plan and in the Award of such Performance Grant are satisfied. Each Award of a Performance Grant shall be subject to the terms and conditions set forth in this Article 8 and such other terms and conditions, including, but not limited to, restrictions upon any cash, Shares, other securities or property of the Company, or other forms of payment, or any combination thereof, issued in respect of the Performance Grant, as the Administrator shall establish, shall be embodied in an Award Agreement in such form and substance as is approved by the Administrator.

8.2. Terms. The Administrator shall determine the value or range of values of a Performance Grant to be awarded to each Participant selected for an Award of a Performance Grant and whether or not such Performance Grant is granted in conjunction with an Award of Options, Stock Appreciation Rights, Restricted Stock or other type of Award, or any combination thereof, under the Plan (which may include, but need not be limited to, deferred Awards) concurrently or subsequently granted to such Participant (the "Associated Award"). As determined by the Administrator, the maximum value of each Performance Grant (the "Maximum Value") shall be:
            (a) an amount fixed by the Administrator at the time the award is made or amended thereafter;
            (b) an amount which varies from time to time based in whole or in part on the then current Fair Market Value of a Share, other securities or property of the Company, or other securities or property, or any combination thereof; or
            (c) an amount that is determinable from criteria specified by the Administrator.

        Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an

        Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the participant, as determined by the Administrator.

8.3. Award Period. The award period ("Performance Grant Award Period") in respect of any Performance Grant shall be a period determined by
        the Administrator.   At  the  time  each   Performance   Grant  is
        made,   the Administrator shall establish performance  objectives to be attained within the Performance Grant Award Period as the means of determining the Performance Grant Actual Value of such Performance Grant. The performance objectives shall be based on such measure or
        measures of performance, which  may  include,   but  need  not  be
        limited to, the performance of the Participant, the Company, one or more Subsidiary, Parent or Affiliate of the Company, or one or more of divisions or units thereof, or any combination of the foregoing, as the Administrator shall determine, and may be applied on an absolute basis or be relative to industry or other indices, or any combination thereof. Each Performance Grant Actual Value of a Performance Grant shall be equal to the Performance Grant Maximum Value of such Performance grant only if the performance objectives are attained in full, but the Administrator shall specify the manner in which the Performance Grant Actual Value shall be determined if the performance objectives are met in part. Such performance measures, the Performance Grant Actual Value or the Performance Grant Maximum Value, or any combination thereof, may be adjusted in any manner by the Administrator at any time and from time to time during or as soon as practicable after the Performance Grant Award Period, if it determines that such performance measures, the Performance grant Actual Value or the Performance Grant Maximum Value, or any combination thereof, are not appropriate under the circumstances.

8.4. Termination. The rights of a Participant in Performance Grants awarded to such Participant shall be provisional and may be canceled or paid in whole or in part, all as determined by the Administrator, if such Participant's continuous employment or performance of services for the Company, any Parent, Subsidiary and Affiliate of the Company shall terminate for any reason prior to the end of the Performance Grant Award Period, except solely by reason of a period of Related Employment.

8.5. Determination of Performance Grant Actual Values. The Committee shall determine whether the conditions of Paragraphs 8.2 or 8.3 have been met and, if so, shall ascertain the Performance Grant Actual Value of Performance Grants. If a Performance Grant has no Performance Grant Actual Value, the Award of such Performance Grant shall be deemed to have been canceled and the Associated Award, if any, may be canceled or permitted to continue in effect in accordance with such Associated Award's terms. If a Performance Grant has a Performance Grant Actual Value and:
            (a) was not awarded in conjunction with an Associated Award, the Administrator shall cause an amount equal to the Performance Grant Actual Value of such Performance Grant to be paid to the Participant or the Participant's beneficiary as provided below; or

            (b) was awarded in conjunction with an Associated Award, the Administrator shall determine, in accordance with criteria specified by the Administrator, whether to (i) to cancel such Performance Grant, in which event no amount in respect thereof shall be paid to the Participant or the Participant's beneficiary, and the Associated Award may be permitted to continue in effect in accordance with the Associated Award's terms, (ii) pay the Performance Grant Actual Value to the Participant or the Participant's beneficiary as provided below, in which event such Associated Award may be canceled, or (iii) pay to the Participant or the Participant's beneficiary as provided below, the Performance Grant Actual Value of only a portion of such Performance Grant, in which case a complimentary portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Administrator.

        Such determination by the Administrator shall be made as promptly as practicable following the end of the Performance Grant Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Administrator shall determine, and shall be made pursuant to criteria specified by the Administrator.

8.6. Payment. Payment of any amount in respect of the Performance Grants which the Administrator determines to pay as provided in this
        Article 8 shall be made by the Company as promptly as practicable after the end of the Performance Grant Award Period or at such other time or times as the Administrator shall determine, and may be made in cash, Shares, other securities or property of the Company, or other forms of payment, or any combination thereof or in such other manner, as determined by the Administrator. Notwithstanding anything in this Article 8 to the contrary, the Administrator may determine and pay out a Performance Grant Actual Value of a Performance Grant at any time during the Performance Grant Award Period.


ARTICLE 9.  STOCK BONUSES.

9.1. Awards of Stock Bonuses. A Stock Bonus is an Award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Administrator will from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement that will be in such form (which need not be the same for each Participant) as the Administrator will from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, any Parent,

        Subsidiary or Affiliate of the Company and/or individual performance factors or upon such other criteria as the Administrator may determine.

9.2 Terms of Stock Bonuses. The Administrator will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals set forth in an Award Agreement, then the Administrator will:
            (a) determine the nature, length and starting date of any performance period for each Stock Bonus;
            (b) select from among the performance factors to be used to measure the performance, if any; and
            (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Administrator shall determine the extent to which such Stock Bonuses have been earned. Performance periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different performance periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and
            criteria as may be determined  by  the   Administrator.   The
            Administrator may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

9.3. Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Administrator may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Administrator will determine.


ARTICLE 10.  PAYMENT FOR SHARE PURCHASES.

10.1. Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Administrator and where permitted by law:
            (a)  by cancellation of indebtedness of the Company to the
            Participant;
            (b) by surrender of Shares that either (i) have been owned by the Participant for more than six months and have been paid for within the meaning of Rule 144 promulgated under the Securities Act (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (ii) were obtained by Participant in the public market;
            (c) by tender of a full recourse promissory note having such terms as may be approved by the Administrator and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;
            (d) by waiver of compensation due or accrued to the Participant for services rendered;
            (e) with  respect  only to  purchases  upon  exercise  of an
            Option, and provided that a public market for the Company's stock exists, (i) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National
            Association of Securities   Dealers  (an  "NASD  Dealer")   whereby
            the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company, or (ii) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
            (f)  by any combination of the foregoing.

10.2. Loan Guarantees. The Company, in its sole discretion, may assist a Participant in paying for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.


ARTICLE 11.  AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

11.1. Types of Options and Shares. Each Option granted under this Plan pursuant to this Article 11 shall be a Non-Qualified Stock Option.

11.2.    Eligibility. Options subject to this Article 11 shall be granted
         only  to  Non-Employee   Directors  and  only  when  the  Non-Employee
         Directors do not receive a grant under the Company's Outside Director and Advisor Stock Option Plan due to the unavailability of shares subject to or the termination of such plan.

11.3. Initial Grant. Subject to Section 11.2, each Non-Employee Director who first becomes a member of the Board on or after the effective date of the Plan, will automatically be granted an Option for 25,000 Shares on the date such Non-Employee Director first becomes a member of the Board.

11.4. Succeeding Grant. Subject to Section 11.2, on August 1st of each calendar year, each Non-Employee Director will automatically be granted an Option for 25,000 Shares, provided the Non-Employee Director is a member of the Board on such date.

11.5. Exercise Price. The Exercise Price of an Option granted pursuant to this Article 11 shall be the Fair Market Value of a Share on the date that the Option is deemed granted.

11.6.    Exercisability of Options.  Each option granted pursuant to this
         Article 11 shall be exercisable as follows:
            (a) up to 33-1/3% of the number of Shares subject to such Option commencing immediately upon the grant of such Option;
            (b) up to an additional 33-1/3% of the number of Shares subject to such Option commencing on the first anniversary of the date of grant of such Option; and
            (c) up to an additional 33-1/3% of the number of Shares subject to such Option commencing on the second anniversary of the date of grant of such Option.

11.7.    Method of Exercise.  An Option granted pursuant to this Article
         11 may be exercised only by delivery to the Company of an irrevocable written exercise notice (a) identifying the Option being exercised,
         (b) stating the number of Shares being purchased, (c) providing any other matters required by the Award Agreement with respect to such
         Option, and (d) containing  such   representations  and  agreements
         regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Such exercise notice shall be accompanied by payment in full of the Exercise Price for the number of Shares being purchased and the executed Award Agreement with respect to such Option.

11.8. Termination. Notwithstanding anything contained in Section 11.7 or in an Award Agreement, exercise of Options granted pursuant to this
         Article 11 shall always be subject to the following:

            (a) If the  Participant  is Terminated for any reason except death or Disability, then the Participant may exercise each of such Participant's Options (i) only to the extent that such Options would have been exercisable on the Termination Date and
            (ii) no later than three months after the Termination Date (or such longer time period not exceeding five years as may be determined by the Administrator, with any exercise beyond three months after the Termination Date deemed to be an exercise of an Non-Qualified Stock Option), but in any event, no later than the original expiration date of such Option;
            (b)  If   the   Participant   is   Terminated   because   of
            Participant's death or Disability (or the Participant dies within three months after a Termination other than for Cause or because of Participant's Disability), then each of such Participant's Options may be exercised only to the extent that such Option would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve months after the Termination Date (or such longer time period not exceeding five years as may be determined by the Administrator, but in any event no later than the original expiration date of such Option;
            (c) Notwithstanding the provisions in paragraphs 11.8(a) and 11.8(b), if a Participant is Terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not, after termination of service, the Participant may receive payment from the Company or any Parent, Subsidiary or Affiliate of the Company for services rendered prior to termination, for services rendered for the day on which termination occurs, or for any other benefits; provided, however, in making such a determination, the Administrator shall give the Participant an opportunity to present to the Administrator evidence on Participant's behalf that the provisions of this paragraph 11.8(c) should not apply and, in the alternative, paragraph 11.8(a) or 11.8(b) shall apply; provided, further, however, that, for the purpose of this paragraph 11.8(c), termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that such Participant's service is terminated.
11.9. Limitations on Exercise. The Administrator may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided, that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which the Option is then exercisable.

11.10. Prohibition Against Transfer. No Option may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or pursuant to a domestic relations order, and a Participant's Option shall be exercisable during such Participant's lifetime only by such Participant or such person receiving the Option pursuant to a domestic relations order.


ARTICLE 12.  DEFERRAL OF COMPENSATION.

12.1. Deferral Terms. The Administrator shall determine whether or not an Award to a Participant shall be made in conjunction with deferral of such Participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be:
            (a) forfeited to the Company or to other Participants, or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company, any Parent, Subsidiary and Affiliate);
            (b) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures; and/or
            (c) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of such Award, if any.

ARTICLE 13.  DEFERRED PAYMENT OF AWARDS.

13.1. Deferral Terms. The Administrator may specify that the payment of all or any portion of cash, Shares, other securities or property of the Company, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Administrator shall determine. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return, or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Administrator.


ARTICLE 14.  AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN.

14.1. Amendments and Substitutions. The terms of any outstanding Award under the Plan may be amended from time to time by the Administrator in any manner that the Administrator deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder, or reduction of the Exercise Price of an Award); provided, however, that no such amendment shall adversely affect in a material manner any right of a Participant under such Award without the Participant's written consent. The Administrator may permit or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.


ARTICLE 15.  DESIGNATION OF BENEFICIARY BY PARTICIPANT.

15.1.     Designation.   A   Participant   may  designate  one  or  more
          beneficiaries to receive any rights and payments to which such Participant may be entitled in respect of any Award in the event of such Participant's death. Such designation shall be on a written form acceptable to and filed with the Administrator. The Administrator shall have the right to review and approve beneficiary designations. A Participant may change the Participant's beneficiary(ies) from time to time in the same manner as the original designation, unless such Participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Administrator. If no designated beneficiary survives the Participant and is living on the
          date on which  any  right or amount   becomes   payable   to  such
          Participant's beneficiary(ies), such payment will be made to the legal
          representatives   of  the Participant's  estate,  and  the  term
          "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Administrator may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Administrator, the Board and the Committee and the members thereof will have no further liability to any person or entity with respect to such amount.


ARTICLE 16.  CHANGE IN CONTROL.

16.1.    Effect of a Change in Control.  Upon any Change in Control:
                (a) each Stock Option and Stock Appreciation Right that is outstanding on the date of such Change in Control shall be exercisable in full immediately;
                (b)  all  restrictions  with respect to Restricted Stock
            shall lapse immediately, and the Company's right to repurchase or forfeit any Restricted Stock outstanding on the date of such Change in Control shall thereupon terminate and the certificates representing such Restricted Stock and the related stock powers shall be promptly delivered to the Participants entitled thereto; and
                (c)  all  Performance   Grant  Award  Periods  for  the
            purposes of determining the amounts of Awards of Performance Grants shall end as of the end of the calendar quarter immediately preceding the date of such Change in Control, and the amount of the Performance Grant payable shall be the portion of the maximum possible Performance Grant allocable to the portion of the Performance Grant Award Period that had elapsed and the results achieved during such portion of the Performance Grant Award Period.

16.2. Change of Control. For this purpose, a Change in Control shall be deemed to occur when and only when any of the following events first occurs:
                (a) any person who is not currently such becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities;
                (b)  three  or  more   directors,   whose  election  or
            nomination for election is not approved by a majority of the Incumbent Board, are elected within any single 24-month period to serve on the Board;
                (c) members of the Incumbent Board cease to constitute a majority of the Board without the approval of the remaining members of the Incumbent Board; or
                (d) any merger  (other than a merger  where the Company is the survivor and there is no accompanying Change in Control under clauses (a), (b) or (c) of this Section 16.2), consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (a) of this Section 16.2 solely because 20% or more of the combined voting power of the Company's outstanding securities is acquired by one or more employee benefit plans maintained by the Company or by any other employer, the majority interest in which is held, directly or indirectly, by the Company. For purposes of this Article 16, the terms "person" and "beneficial owner" shall have the meaning set forth in Sections 3(a) and 13(d) of the Exchange Act, and in the regulations promulgated thereunder.


ARTICLE 17.  PLAN AMENDMENT OR SUSPENSION.

17.1. Plan Amendment or Suspension. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by stockholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Sections 162 and 422 of the Code, Rule 16b-3 and with other applicable law. No amendment of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant's written consent.


ARTICLE 18.  PLAN TERMINATION.

18.1. Method of Plan Termination. The Plan shall terminate upon the earlier of the following dates or events to occur:
            (a)  upon  the  adoption  of  a  resolution   of  the  Board
            terminating  the  Plan;  or
            (b) June 11, 2010; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options.

18.2. Effect of Termination on Outstanding Awards. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without such person's consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Administrator may make amendments permitted under Article 14.


ARTICLE 19.  STOCKHOLDER ADOPTION.

19.1. Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval and adoption at a meeting to be held on or before June 10, 2001.

19.2. Effectiveness of Plan Prior to Stockholder Approval. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been approved by the stockholders of the Company as provided in Section 19.1. The stockholders shall be deemed to have approved and adopted the Plan only if it is approved at a meeting of the stockholders duly held by vote taken in the manner required by the laws of the State of Delaware and the applicable federal securities laws.


ARTICLE 20.  TRANSFERABILITY.

20.1.   Transferability.  Except as may be approved by the Administrator where such approval shall not adversely affect  compliance of the Plan
        with Sections 162 and 422 of the Code  and/or  Rule  16b-3,   a
        Participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall not be transferable other than by will or the laws of descent or pursuant to a domestic relations order and shall be exercisable during the Participant's lifetime only by such Participant or such person receiving such option pursuant to a domestic relations order.


ARTICLE 21.  PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

21.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares subject to or issued pursuant to the Plan until such Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Restricted Stock that is repurchased at the Participant's Exercise Price in accordance with an Award Agreement with respect to such Restricted Stock.

21.2.   Financial  Statements.   The  Company  will  provide  financial
        statements to each Participant prior to such Participant's purchase of Shares under the Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

21.3. Restrictions on Shares. At the discretion of the Administrator, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares issued pursuant to such Award Agreement and held by a Participant following such Participant's Termination at any time within 90 days after the later of Participant's Termination Date or the date Participant purchases Shares under the Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price or such other price as the Administrator may determine at the time of the grant of the Award.


ARTICLE 22.  CERTIFICATES.

22.1.   Legal  Restrictions;   Stock Legends.   All  Shares  or  other
        securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Administrator may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements promulgated under such laws or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and each stock certificate evidencing such Shares and other certificates shall be appropriately legended.


ARTICLE 23.  ESCROW; PLEDGE OF SHARES.

23.1    Deposit  of  Shares;   Escrow.  To  enforce  any  restrictions  on  a
        Participant's Shares, the Committee may require the Participant to deposit all stock certificates evidencing Shares, together with stock powers or other instruments of transfer approved by the Administrator, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such
        restrictions  have lapsed or terminated,  and the  Administrator   may
        cause  a  legend  or  legends   referencing  such restrictions  to be
        placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Administrator may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Administrator will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.


ARTICLE 24.  EXCHANGE AND BUYOUT OF AWARDS.

24.1. Exchange. The Administrator may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.

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

24.2 Buyout of Awards. The Administrator may, at any time or from time to time, authorize the Company to buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Administrator and the Participant may agree.


ARTICLE 25.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

25.1. Compliance with Applicable Laws. An Award will not be effective unless such Award is made in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver stock certificates for Shares under this Plan prior to:
           (a) obtaining any approvals from governmental agencies that the Administrator determines are necessary or advisable; and/or
           (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Administrator determines to be necessary or advisable.

25.2. No Obligation to Register Shares or Awards. The Company will be under no obligation to register the Shares under the Securities Act or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.


ARTICLE 26.  NO OBLIGATION TO EMPLOY.

26.1. No Right to Employment or Continuation of Relationship. Nothing in this Plan or any Award granted under the Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.


ARTICLE 27.  NONEXCLUSIVITY OF THE PLAN.

27.1.  Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as the Board may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.


ARTICLE 28.  MISCELLANEOUS PROVISIONS.

28.1. No Rights Unless Specifically Granted. No employee or other person shall have any claim or right to be granted an Award under the Plan under any contract, agreement or otherwise. Determinations made by the Administrator under the Plan need not be uniform and may be made selectively among Eligible Participants under the Plan, whether or not such Eligible Participants are similarly situated.

28.2. No Rights Until Written Evidence Delivered. No Participant or other person shall have any right with respect to the Plan, the Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award, in the form of an Award Agreement, shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through such recipient) have been met.

28.3 Compliance with Applicable Law. No Shares, other Company securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

28.4 Compliance with Rule 16b-3. It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

28.5. Right to Withhold Payments. The Company and any Parent, Subsidiary and Affiliate of the Company shall have the right to deduct from any payment made under the Plan, any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the Participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Administrator may permit an Eligible Participant

       (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Administrator shall deem to be appropriate, including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender
       to  the  Company on or about  the  date  such  tax   liability   is
       determinable, Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms
       of  payment that would otherwise be distributed,   or  have  been
       distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes.

28.6. Expenses of Administration. The expenses of the Plan shall be borne by the Company. However, if an Award is made to an individual employed by or performing services for a Parent, Subsidiary or Affiliate of the Company:
                (a) if such Award results in payment of cash to the Participant, such Parent, Subsidiary or Affiliate shall pay to the Company an amount equal to such cash payment unless the Administrator shall otherwise determine;
                (b) if the Award results in the issuance by the Company to the Participant of Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, such Parent, Subsidiary or Affiliate of the Company shall, unless the Administrator shall otherwise determine, pay to the Company an amount equal to the fair market value thereof, as determined by the Administrator, on the date such Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, are issued (or, in the case of the issuance of Restricted Stock or of Shares, other securities or property of the Company, or other securities or property, or other forms of payment subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which they are no longer subject to such applicable restrictions), minus the amount, if any, received by the Company in respect of the purchase of such Shares, other securities or property of the Company, other securities or property or other forms of payment, or any combination thereof, all as the Administrator shall determine; and
                (c)  the  foregoing  obligations  of any  such  Parent,
           Subsidiary  or  Affiliate of the Company  shall  survive and remain in effect and binding on such entity even if its status as a Parent, Subsidiary or Affiliate of the Company should subsequently cease, except as otherwise agreed by the Company and such Parent, Subsidiary or Affiliate.

28.7. Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

28.8. Acceptance of Award Deemed Consent. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated such Participant's
       (or other person's) acceptance and ratification of, and consent to, any action taken by the Company, Administrator, Board or Committee or their respective delegates under the Plan.

28.9. Fair Market Value Determined By the Administrator. Fair market value in relation to other securities or property of the Company, other securities or property or other forms of payment of Awards under the Plan, or any combination thereof, as of any specific time, shall mean such value as determined by the Administrator in accordance with the Plan and applicable law.

28.10. Use of Terms. For the purposes of the Plan, in the use of any term, the singular includes the plural and the plural includes the singular wherever appropriate.

28.11. Filing of  Reports.  The  appropriate  officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder or any Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any
       successor provision)  or  any  other  applicable  statute,   rule  or
       regulation.

28.12. Validity;   Construction;   Interpretation.   The   validity,
       construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and Award Agreements and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.